Exhibit 99.1

Azitra Announces Pricing of Private Placement Financing of up to Approximately $10.5 Million with up to an Additional Approximately $20.9 Million

Initial funding of approximately $10.5MM in convertible preferred stock and up to an additional $20.9MM upon cash exercise of warrants

Financing marks launch of Azitra new innovative protein and peptide research programs for the cosmetic and cosmeceutical markets

Leverages untapped potential of Azitra’s genetic engineering platform to accelerate time to commercialization

BRANFORD, Conn. – March 19, 2026 — Azitra, Inc. (NYSE American: AZTR), a clinical stage biopharmaceutical company focused on developing innovative therapies for precision dermatology, today announced that it has entered into a securities purchase agreement (the “SPA”) with new and existing healthcare focused institutional investors. The financing is for gross proceeds of up to approximately $31.4 million to the Company, including initial gross proceeds of approximately $10.5 million and up to an additional $20.9 million in gross proceeds upon the potential cash exercise of accompanying warrants at the election of the investors. The transaction is expected to close on or about March 20, 2026, subject to the satisfaction of customary closing conditions.

Participating investors include institutional healthcare focused funds, Stonepine Capital and Nantahala Capital as well as other institutional funds and individual healthcare professionals, along with certain Company insiders, including the Company’s Chief Executive Officer.

The financing enables Azitra to utilize its expertise in skin science and leverage its microbial genetic engineering platform to produce high value proteins and peptides for the cosmetic market. The market for biotech oriented cosmetic ingredients reached $2.3 billion in 2024 and is projected to grow to $3.7 billion by 20301. The new initiatives drive near term value creation opportunities by streamlining the time to commercialization and opening up a new universe of new potential strategic partners.

1Source: Grand View Research

“Azitra is thrilled to be accelerating its new program focused on developing its proprietary filaggrin protein and peptide technologies for the consumer, cosmeceutical market,” said Chief Executive Officer, Francisco Salva. “We are confident these technologies offer an exciting new way to address the appearance of fine lines and wrinkles as well as dry sensitive skin and eczema-like rashes. Over the last two decades, research has evolved to understand that such issues are not just the result of immune system overdrive but are commonly driven by a physical barrier deficiency caused by a lack of sufficient filaggrin protein and subsequent breakdown into peptides and natural moisturizing factors.”

Pursuant to the terms of the SPA, the Company is selling to investors in the financing an aggregate of (i) 10,470 shares of Series A convertible non-redeemable preferred stock (the “Series A Preferred Stock”), (ii) Series B warrants (the “Series B Warrants”) to purchase up to 85,101,201 shares of the Company’s common stock, par value $0.0001 (“Common Stock”) and (iii) Series C warrants (the “Series C Warrants”) to purchase up to 85,101,201 shares of Common Stock, (the Series B Warrants together with the Series C Warrants, the “Warrants”). Each share of Series A Preferred Stock is being sold together with a Series B Warrant to purchase 8,129 shares of Common Stock and a Series C Warrant to purchase 8,129 shares of Common Stock. The Series A Preferred Stock was sold at a purchase price of $1,000 per share to the investors. The Warrants will each have an exercise price of $0.123 per share, subject to adjustment in certain circumstances. In accordance with the terms of the Warrants, in certain circumstances, pre-funded warrants to purchase shares of Common Stock may be issued upon exercise of the Warrants (the “Pre-Funded Warrants”).

Each share of Series A Preferred Stock will automatically convert into approximately 8,129 shares of Common Stock upon the approval of the Company’s stockholders and subject to certain beneficial ownership limitations set by each holder. Holders will receive Pre-Funded Warrants in lieu of shares of Common Stock upon conversion of the Series A Preferred Stock to avoid going above the beneficial ownership limitation. The Warrants will be exercisable following the receipt of approval by the Company’s stockholders. The Series B Warrants will terminate 18 months following the date of stockholder approval. The Series C Warrants will terminate, subject to certain exceptions, upon the 30th calendar day following the date on which the Company publicly announces data from its planned human cosmetic study testing the effect of the filaggrin technology.

The issuance of the securities is being made pursuant to exemptions from the registration requirements of the federal and state securities laws. Pursuant to the transaction documents, the Company must register the resale of the shares of common stock issuable upon conversion of the Series A Preferred Stock and exercise of the Warrants.

The Company intends to use the initial net proceeds from the financing, together with the Company’s existing cash and cash equivalents to provide financing for research and development, general corporate expenses, and working capital needs.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Azitra, Inc.

Azitra, Inc. is a clinical stage biopharmaceutical company focused on developing innovative therapies for precision dermatology. The Company’s lead program, ATR-12, uses an engineered strain of S. epidermidis designed to treat Netherton syndrome, a rare, chronic skin disease with no approved treatment options. Netherton syndrome may be fatal in infancy with those living beyond a year having profound lifelong challenges. The ATR-12 program includes a Phase 1b clinical trial in adult Netherton syndrome patients. ATR-04, Azitra’s additional advanced program, ATR-04, utilizes another engineered strain of S. epidermidis for the treatment of EGFR inhibitor (“EGFRi”) associated rash. Azitra has received Fast Track designation from the FDA for EGFRi associated rash, which impacts approximately 150,000 people in the U.S. Azitra has an open IND for its ATR-04 program in patients with EGFRi associated rash. The ATR-12 and ATR-04 programs were developed from Azitra’s proprietary platform of engineered proteins and topical live biotherapeutic products that includes a microbial library comprised of approximately 1,500 bacterial strains. The platform is augmented by artificial intelligence and machine learning technology that analyzes, predicts, and helps screen the library of strains for drug like molecules. Azitra is also developing its proprietary filaggrin protein and peptide technologies for the consumer, cosmeceutical market. The new initiative is the first amongst others, which aim to leverage Azitra’s microbial genetic engineering platform to manufacture innovative proteins and peptides for the cosmetic and research markets. For more information, please visit https://azitrainc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, without limitation, statements regarding the expected closing of the private placement, development of the Company’s proprietary filaggrin protein and peptide technologies, and statements about our clinical and preclinical programs, and corporate and clinical/preclinical strategies.

Any forward-looking statements in this press release are based on current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: conditions to the closing of the private placement, the receipt of stockholder approval, the exercise of the Warrants upon receipt of stockholder approval, we may fail to successfully complete our Phase 1b trial for ATR-12 program; we may experience delays in the dosing of our first patient in our Phase 1/2 trial for our ATR-04 program; our product candidates may not be effective; there may be delays in regulatory approval or changes in regulatory framework that are out of our control; our estimation of addressable markets of our product candidates may be inaccurate; we may fail to timely raise additional required funding; more efficient competitors or more effective competing treatment may emerge; we may be involved in disputes surrounding the use of our intellectual property crucial to our success; we may not be able to attract and retain key employees and qualified personnel; earlier study results may not be predictive of later stage study outcomes; and we are dependent on third-parties for some or all aspects of our product manufacturing, research and preclinical and clinical testing. Additional risks concerning Azitra’s programs and operations are described or incorporated by reference in our annual report on Form 10-K filed with the SEC on February 27, 2026. Azitra explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Contact

Norman Staskey

Chief Financial Officer

staskey@azitrainc.com

Investor Relations

Tiberend Strategic Advisors, Inc.

David Irish

231-632-0002

dirish@tiberend.com

Media Relations

Tiberend Strategic Advisors, Inc.

Casey McDonald

646-577-8520

cmcdonald@tiberend.com